Oakwood Mortgage Investors, Inc.  1998-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 1998

Note: This fiscal year-end series report, reports information on the assets included in OMI Trust 1998-A as of the end of the prepayment period that began on September 1, 1997 and ended on September 30, 1998 and as of the end of the collection period that began on September 2, 1997 and ended on October 1, 1998. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 1998, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders

                         Scheduled Principal Balance of Contracts

----------------------------------------------------------------------------------------------------------------------------------
   Beginning                                                                              Ending       Scheduled
   Principal       Scheduled          Prepaid        Liquidated       Contracts         Principal        Gross         Servicing
    Balance        Principal         Principal        Principal      Repurchased         Balance        Interest          Fee
----------------------------------------------------------------------------------------------------------------------------------
197,901,846.02   (2,120,373.85)   (10,855,816.27)   (2,256,232.02)       0.00        182,669,423.88   13,900,651.56   1,272,833.51
==================================================================================================================================

-------------------------------------------------------------------------------------
 Scheduled                                       Amount
 Pass Thru      Liquidation      Reserve      Available for   Limited      Total
  Interest        Proceeds      Fund Draw     Distribution   Guarantee  Distribution
-------------------------------------------------------------------------------------
12,627,818.05   1,636,742.80       0.00       28,513,584.48     0.00    28,513,584.48
=====================================================================================


                                   Certificate Account
-------------------------------------------------------------------------------------------
    Beginning              Deposits                            Investment      Ending
     Balance      Principal       Interest     Distributions    Interest       Balance
-------------------------------------------------------------------------------------------
      0.00      14,886,761.64  11,759,115.29  (25,484,866.79)   31,318.18    1,192,328.32
===========================================================================================

            P&I Advances at Distribution Date
----------------------------------------------------------
   Beginning       Recovered      Current       Ending
    Balance         Advances      Advances     Balance
----------------------------------------------------------
     0.00        4,591,320.52  5,822,003.81  1,230,683.29
==========================================================

Oakwood Mortgage Investors, Inc.  1998-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:  Fiscal Year 1998

                                                                                                    Aggregate Repo
                                            Repo Properties Brought                                  Properites in
                      Gross Repossessions     Current by Borrower         Net Current Repos       Trust at Month-End
                      #  Principal Balance     # Principal Balance      #   Principal Balance     #  Principal Balance
                ------------------------------------------------------------------------------------------------------
Feb-98                0             0.00       0         0.00           0              0.00       0             0.00
Mar-98                7       265,414.39       0         0.00           7        265,414.39       7       265,414.39
Apr-98               21       638,391.01       0         0.00          16        404,456.99      23       669,871.38
May-98               33       947,601.11       0         0.00          17        480,738.55      40     1,150,609.93
Jun-98               62     1,955,382.19       0         0.00          36      1,166,320.51      76     2,316,930.44
Jul-98               73     2,308,178.43       0         0.00          29        902,350.79     105     3,219,281.23
Aug-98               93     3,064,776.04       0         0.00          39      1,280,774.45     144     4,500,055.68
Sep-98              105     3,502,966.82       0         0.00          41      1,259,089.33     185     5,759,145.01
                ------------------------------------------------------------------------------------------------------
Total of month
end balance         394    12,682,709.99       0         0.00         185      5,759,145.01     580    17,881,308.06
                ======================================================================================================
Average month
end balance          49     1,585,338.75       0         0.00          23        719,893.13      73     2,235,163.51
                ======================================================================================================

Oakwood Mortgage Investors, Inc.  1998-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:      Fiscal Year 1998

                                         Delinquency Analysis

                        31 to 59 days        60 to 89 days       90 days and Over    Total Delinq.
                No. of    Principal            Principal            Principal              Principal
                Loans      Balance        #     Balance        #     Balance        #       Balance
                ---------------------------------------------------------------------------------------
         Feb-98     44   1,472,282.89     1      41,260.00     0           0.00      45   1,513,542.89
         Mar-98     58   2,025,807.32    12     381,511.02     0           0.00      70   2,407,318.34
         Apr-98    114   3,625,832.68    28   1,024,826.81     8     246,396.38     150   4,897,055.87
         May-98    138   4,441,124.21    70   2,272,933.06    25     851,433.25     233   7,565,490.52
         Jun-98    155   5,450,497.54    61   1,949,748.90    63   2,131,151.99     279   9,531,398.43
         Jul-98    156   5,258,219.81    67   2,389,154.73    93   3,188,385.83     316  10,835,760.37
         Aug-98    203   6,617,104.88    67   2,253,829.54   126   4,495,790.42     396  13,366,724.84
         Sep-98    170   5,977,742.08    85   2,720,135.45   141   5,064,946.89     396  13,762,824.42
                ---------------------------------------------------------------------------------------
Total of month
end balance      1,038  34,868,611.41   391  13,033,399.51   456  15,978,104.76   1,885  63,880,115.68
                =======================================================================================
Average month
end balance        130   4,358,576.43    49   1,629,174.94    57   1,997,263.10     236   7,985,014.46
                =======================================================================================

Oakwood Mortgage Investors, Inc.  1998-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:       Fiscal Year 1998

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

              Liquidated                                                                        Net
Prepayment     Principal        Sales           Insur.           Total      Repossession    Liquidation      Unrecov.
  Period        Balance        Proceeds         Refunds        Proceeds       Expenses       Proceeds        Advances
-----------------------------------------------------------------------------------------------------------------------
  Feb-98             0.00           0.00            0.00            0.00           0.00            0.00           0.00
  Mar-98             0.00           0.00            0.00            0.00           0.00            0.00           0.00
  Apr-98        31,195.93      29,400.00        2,030.84       31,430.84       9,820.00       21,610.84       1,179.07
  May-98       170,359.96     160,762.00       10,790.81      171,552.81      28,470.00      143,082.81       8,164.58
  Jun-98       155,613.47     142,600.00        6,885.37      149,485.37      30,670.00      118,815.37      10,961.25
  Jul-98       543,240.11     491,258.01       28,433.21      519,691.22      87,180.00      432,511.22      38,245.08
  Aug-98       516,667.83     459,150.00       23,756.97      482,906.97      87,080.00      395,826.97      40,173.03
  Sep-98       839,154.72     811,020.00       28,430.49      839,450.49     157,030.00      682,420.49      66,486.74
            ===========================================================================================================
  Total      2,256,232.02   2,094,190.01      100,327.69    2,194,517.70     400,250.00    1,794,267.70     165,209.75
            ===========================================================================================================

                                    Net            Current
Prepayment   FHA Insurance       Pass Thru        Period Net    Cumulative
  Period       Coverage          Proceeds        Gain/(Loss)    Gain/(Loss)
---------------------------------------------------------------------------
  Feb-98            0.00              0.00             0.00
  Mar-98            0.00              0.00             0.00
  Apr-98            0.00         20,431.77       (10,764.16)
  May-98            0.00        134,918.23       (35,441.73)
  Jun-98            0.00        107,854.12       (47,759.35)
  Jul-98            0.00        394,266.14      (148,973.97)
  Aug-98            0.00        355,653.94      (161,013.89)
  Sep-98        7,684.85        623,618.60      (215,536.12)
            ===============================================================
  Total         7,684.85      1,636,742.80      (619,489.22)   (619,489.22)
            ===============================================================

Oakwood Mortgage Investors, Inc.  1998-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                 Fiscal Year 1998

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                              Original      Beginning       Beginning       Current     Accelerated      Ending
          Cert.             Certificate    Certificate      Carryover      Principal     Principal      Carryover     Writedown
          Class               Balances       Balances       Principal    Distribution   Distribution    Principal      Amounts
---------------------------------------------------------------------------------------------------------------------------------
A-1                         35,000,000.00  35,000,000.00        0.00    15,232,422.14     989,509.21          0.00           0.00
A-1 Outstanding Writedown                           0.00                                                                     0.00

A-2                         13,950,000.00  13,950,000.00        0.00             0.00           0.00          0.00           0.00
A-2 Outstanding Writedown                           0.00                                                                     0.00

A-3                         25,200,000.00  25,200,000.00        0.00             0.00           0.00          0.00           0.00
A-3 Outstanding Writedown                           0.00                                                                     0.00

A-4                         33,450,000.00  33,450,000.00        0.00             0.00           0.00          0.00           0.00
A-4 Outstanding Writedown                           0.00                                                                     0.00

A-5                         53,195,000.00  53,195,000.00        0.00             0.00           0.00          0.00           0.00
A-5 Outstanding Writedown                           0.00                                                                     0.00

M                           15,337,000.00  15,337,000.00        0.00             0.00           0.00          0.00           0.00
M Outstanding Writedown                             0.00                                                                     0.00

B-1                         14,843,000.00  14,843,000.00        0.00             0.00           0.00          0.00           0.00
B-1 Outstanding Writedown                           0.00                                                                     0.00

B-2                          6,926,846.00   6,926,846.00        0.00             0.00           0.00          0.00           0.00
B-2 Outstanding Writedown                           0.00                                                                     0.00

Excess Asset Principal Balance       0.00           0.00        0.00             0.00    (989,509.21)  (989,509.21)          0.00
                                          ---------------------------   ---------------------------------------------------------
                                          197,901,846.00        0.00    15,232,422.14           0.00   (989,509.21)          0.00
                                          ===========================   =========================================================

                                 Ending                    Principal Paid
          Cert.               Certificate        Pool       Per $1,000
          Class                 Balances        Factor     Denomination
------------------------------------------------------------------------
A-1                          18,778,068.65      53.65162%       435.21
A-1 Outstanding Writedown             0.00           0.00         0.00

A-2                          13,950,000.00     100.00000%         0.00
A-2 Outstanding Writedown             0.00           0.00         0.00

A-3                          25,200,000.00     100.00000%         0.00
A-3 Outstanding Writedown             0.00           0.00         0.00

A-4                          33,450,000.00     100.00000%         0.00
A-4 Outstanding Writedown             0.00           0.00         0.00

A-5                          53,195,000.00     100.00000%         0.00
A-5 Outstanding Writedown             0.00           0.00         0.00

M                            15,337,000.00     100.00000%         0.00
M Outstanding Writedown               0.00           0.00         0.00

B-1                          14,843,000.00     100.00000%         0.00
B-1 Outstanding Writedown             0.00           0.00         0.00

B-2                           6,926,846.00     100.00000%         0.00
B-2 Outstanding Writedown             0.00           0.00         0.00

Excess Asset Principal Balance  989,509.21
                            ------------------------------
                            182,669,423.86           7.54
                            ==============================
                            (1) This represents the amount of losses on the
                            assets that were allocated to reduce the outstanding
                            principal balance of the certificates in accordance
                            with the applicable pooling and servicing agreement.

Oakwood Mortgage Investors, Inc.  1998-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:              Fiscal Year 1998


CERTIFICATE INTEREST ANALYSIS

                                                                                                          Interest Paid
      Certificate       Remittance Beginning     Current         Total           Interest       Ending    Per $1,000       Cert.
         Class             Rate     Balance      Accrual         Paid           Shortfall      Balance    Denomination     Class
                        ---------------------------------------------------------------------------------------------------------
A-1                       6.20000%       0.00  1,124,692.88    1,124,692.88             0.00         0.00       32.13       A-1
A-1  Carryover Interest       0.00       0.00                          0.00             0.00         0.00        0.00
A-1  Writedown Interest       0.00       0.00                          0.00             0.00         0.00        0.00

A-2                       6.10000%       0.00    567,300.00      567,300.00             0.00         0.00       40.67       A-2
A-2  Carryover Interest       0.00       0.00                          0.00             0.00         0.00        0.00
A-2  Writedown Interest       0.00       0.00                          0.00             0.00         0.00        0.00

A-3                       6.05000%       0.00  1,016,400.00    1,016,400.00             0.00         0.00       40.33       A-3
A-3  Carryover Interest       0.00       0.00                          0.00             0.00         0.00        0.00
A-3  Writedown Interest       0.00       0.00                          0.00             0.00         0.00        0.00

A-4                       6.20000%       0.00  1,382,600.00    1,382,600.00             0.00         0.00       41.33       A-4
A-4  Carryover Interest       0.00       0.00                          0.00             0.00         0.00        0.00
A-4  Writedown Interest       0.00       0.00                          0.00             0.00         0.00        0.00

A-5                       6.70000%       0.00  2,376,043.36    2,376,043.36             0.00         0.00       44.67       A-5
A-5  Carryover Interest       0.00       0.00                          0.00             0.00         0.00        0.00
A-5  Writedown Interest       0.00       0.00                          0.00             0.00         0.00        0.00

M                         6.82500%       0.00    697,833.52      697,833.52             0.00         0.00       45.50        M
M  Carryover Interest         0.00       0.00                          0.00             0.00         0.00        0.00
M  Writedown Interest         0.00       0.00                          0.00             0.00         0.00        0.00

B-1                       7.50000%       0.00    742,150.00      742,150.00             0.00         0.00       50.00       B-1
B-1  Carryover Interest       0.00       0.00                          0.00             0.00         0.00        0.00
B-1  Writedown Interest       0.00       0.00                          0.00             0.00         0.00        0.00

B-2                       8.73500%       0.00    403,373.36      403,373.36             0.00         0.00       58.23       B-2
B-2  Carryover Interest       0.00       0.00                          0.00             0.00         0.00        0.00
B-2  Writedown Interest       0.00       0.00                          0.00             0.00         0.00        0.00

X                                        0.00  4,317,424.93    2,708,426.50     1,608,998.43 1,608,998.43                    X

R                                        0.00          0.00            0.00             0.00         0.00                    R

Service Fee                              0.00  1,272,833.51    1,272,833.51             0.00         0.00
                                   -----------------------------------------------------------------------
                                         0.00 13,900,651.56   12,291,653.13 (1) 1,608,998.43 1,608,998.43
                                   =======================================================================


      Certificate             TOTAL
         Class            DISTRIBUTION
                        ----------------
A-1                       17,346,624.23
A-1  Carryover Interest
A-1  Writedown Interest

A-2                          567,300.00
A-2  Carryover Interest
A-2  Writedown Interest

A-3                        1,016,400.00
A-3  Carryover Interest
A-3  Writedown Interest

A-4                        1,382,600.00
A-4  Carryover Interest
A-4  Writedown Interest

A-5                        2,376,043.36
A-5  Carryover Interest
A-5  Writedown Interest

M                            697,833.52
M  Carryover Interest
M  Writedown Interest

B-1                          742,150.00
B-1  Carryover Interest
B-1  Writedown Interest

B-2                          403,373.36
B-2  Carryover Interest
B-2  Writedown Interest

X                          2,708,426.50

R                                  0.00

Service Fee                1,272,833.51
                          --------------
                          28,513,584.48 (1)
                          ==============

(1) Pursuant to the applicable pooling and servicing agreement, $1,272,833.51 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $24,540,750.97.